Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We have issued our report dated March 16, 2005, accompanying the financial statements of Rogers International Raw Materials Fund, L.P. contained in this Post-Effective Amendment No. 4 to the Registration Statement (S-1 No. 333-105040).  We consent to the use of the aforementioned report in this Post-Effective Amendment No. 4 to the Registration Statement, and the use of our name as it appears under the caption “Experts”.

ALTSHCULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

September 16, 2005